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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 5, 2006

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                     000-32741                   84-1394211
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)



      13-01 Pollitt Drive, Fair Lawn, NJ                             07410
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   (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (201)703-2299
                                                           -------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]     Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PRIVATE SALE OF COMMON STOCK AND WARRANTS

On October 5, 2006, Vyteris Holdings (Nevada), Inc. (the "Company") accepted and entered into stock purchase agreements with each of BTR Global Growth Trading Limited, a Cayman Islands company, and BTR Global Opportunity Trading Limited, a Cayman Islands company, (together, the "Investors") pursuant to which the Company issued to each Investor (i) 5,000,000 shares of common stock and (ii) 2,500,000 warrants, each of which may be exercised for two years from the date of issuance to purchase an additional share of common stock for $0.45 per share. These securities were issued to each Investor in "units" of two shares of common stock and one warrant at a purchase price of $0.50 per unit. The Company raised a total of $2.5 million through the sale of such units. Each warrant is callable by the Company when the bid price of the common stock trades at or above $1.00 per share for twenty consecutive trading days. These securities were issued in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that act.

In addition, on October 5, 2006, the Company accepted and entered into registration rights agreements with each of the Investors. Pursuant to these agreements, the Company will prepare and use its best efforts to file a registration statement with the Securities and Exchange Commission on or before the 90th calendar day following the closing date of such purchase. The registration statement will cover the resale of all the common stock issued to the Investors, as well as the resale of all the common stock issuable upon the exercise of the warrants issued to the Investors.

INVESTMENT SERVICES AGREEMENTS

On September 13, 2006, the Company entered into a finders' agreement with International Capital Advisory Inc., a Canadian corporation ("ICA"), pursuant to which ICA agreed to help the Company locate investors outside of the United States. Pursuant to the finders' agreement, the Company will pay to ICA a cash fee equal to ten (10%) percent of the gross proceeds raised by ICA. In addition, the Company will issue to ICA warrants to purchase up to ten (10%) percent of the number of units of common stock and warrants sold in connection with the efforts of ICA. The exercise price of each warrant issued will be equal to the purchase price paid by the investor(s) in the particular private offering for which the warrant is being issued to ICA as compensation.

In addition, on September 13, 2006, the Company entered into an advisory consulting agreement with ICA pursuant to which ICA will provide advice to the Company with respect to investor relations, financing and other strategic decisions. Pursuant to the advisory consulting agreement, the Company has agreed to pay to ICA an advisory fee of $12,500 per month from September 1, 2006, until August 1, 2007, and $15,000 per month from September 1, 2007, until August 1, 2009. Furthermore, the Company has agreed to issue to ICA (or its affiliates) 7,100,000 shares of its common stock, valued at $0.25 per share, if ICA assists the Company in raising $5 million in funding (including the $2.5 million in funding raised on October 5, 2006). If ICA assists the Company in

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raising a total of $5 million in funding under the advisory consulting agreement, then, if during the eighteen months following the consummation of such funding, the Company participates in a merger or acquisition or a funding related to a merger or acquisition with any company or entity introduced by ICA during the term of the advisory consulting agreement, the Company will pay a work fee to ICA in an amount equal to six (6%) percent of the total value of the transaction. If ICA assists the Company in raising an additional $15 million in funding (exclusive of the preceding $5 million in funding), the Company will pay a work fee to ICA in an amount equal to six (6%) percent of the total value of the transaction for any merger or acquisition or a funding related to a merger or acquisition with any company or entity introduced by ICA during the term of the advisory consulting agreement that closes during the three years following the consummation of the $5 million in funding. If a strategic or partnership agreement, including, without limitation, a distribution, marketing, licensing, product or manufacturing agreement, is entered into by the Company with or from an ICA-generated prospect, the Company will pay a transaction fee to ICA in the form of an up-front payment and a commission equal to a percentage of the gross revenues of all products or services sold to, or through, the Company or the ICA-generated prospect and all products or services sold between the Company and the ICA-generated prospect, in any market addressed by the business relationship. The up-front, one-time payment will equal $50,000 per product. The commission will equal three (3%) percent of annual gross revenues for a five-year period commencing on the date of the first sale of a product or service under the strategic or partnership agreement.

Any securities granted to or purchased by ICA pursuant to the foregoing agreements will not be registered under the Securities Act of 1933, as amended.

The registration rights agreements described above also will cover the resale of the common stock and the warrants to be issued to ICA pursuant to the finders' agreement.

STANDSTILL AGREEMENTS WITH SENIOR CREDITORS

In addition, the Company executed separate letter agreements among the Company, Spencer Trask Specialty Group, LLC ("STSG"), a principal stockholder of and lender to the Company, and each of Qubit Holdings, LLC, Palisades Master Fund LP and Satellite Strategic Finance Associates, LLC (on behalf of itself and Satellite Strategic Finance Partners, Ltd.), each of which manages and/or represents funds (together, the "Senior Creditors") that hold eight (8%) percent convertible senior debentures issued by the Company and due August 31, 2008 (the "Senior Debentures"), and warrants to purchase common stock of the Company (the "Senior Creditors' Warrants" and, together with the Senior Debentures, the "Senior Creditors' Securities"). Pursuant to the letter agreements, until November 28, 2006, each Senior Creditor will not, without the prior consent of STSG, directly or indirectly, (i) offer, sell, assign, transfer, contract or grant any option to sell, or otherwise alienate or dispose of, any part of its Senior Creditors' Securities, (ii) convert its Senior Debentures or exercise its Senior Creditors' Warrants, (iii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of its Senior Creditors' Securities, or (iv) engage in any

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short selling of the common stock of the Company. In addition, if the Company repays in full on or before November 28, 2006, the outstanding balance of a Senior Creditor's Senior Debentures, including accrued interest, all calculated as of the date of such repayment, the Senior Creditor will, for no additional consideration, cancel and surrender to the Company all of its Senior Creditors' Warrants. Furthermore, concurrently with any Investments (as defined below) in the Company, the Company will pay the Senior Creditors fifty (50%) percent of the net amount of each Investment (the "Required Payment"). Each Required Payment will be applied to the principal payments due on the Senior Debentures in reverse chronological order beginning with the last principal payment, up to the outstanding balance of the Senior Debentures. An "Investment" includes (i) the issuance, sale or exchange of any equity security of the Company (including any securities convertible into or exchangeable or exercisable for any equity security of the Company), (ii) the issuance, sale or exchange of any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security in the Company, and (iii) the incurrence of Permitted Debt (as defined in the securities purchase agreements between the Company and each of the Senior Creditors dated August 19, 2005). Finally, the Company is now required to make all principal and interest payments due to the Senior Creditors in cash and is not entitled to pay any principal and interest in shares of common stock of the Company.

On October 12, 2006, the Company sent a notice to the Senior Creditors informing them that as a result of the investments described above, their Senior Creditors' Securities are now convertible into common stock at a price of $0.25 per share rather than $2.40 per share and that the Company will remit one million one hundred twenty-five thousand dollars ($1,125,000) to the Senior Creditors, in the aggregate, as the Required Payment from the investment referred to above.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to Item 1.01 hereof with respect to the consummation of the current private offering, pursuant to which, as of October 5, 2006, (i) 10,000,000 shares of common stock, par value $0.001 per share, of the Company and (ii) warrants to purchase 5,000,000 shares of common stock, par value $0.001 per share, of the Company at $0.45 per share were sold for a total of $2.5 million. Reference also is made to Item 1.01 hereof with respect to the Company's issuance to ICA (or its affiliates) of 7,100,000 shares of common stock, par value $0.001 per share, of the Company at a value of $0.25 per share and to ICA of warrants to purchase up to 500,000 units upon ICA assisting the Company to raise $5 million in funding (including the $2.5 million in funding raised on October 5, 2006). The exercise price of each warrant will be equal to the purchase price paid by the investor(s) in the particular private offerings for which the warrants are being issued to ICA as compensation.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         VYTERIS HOLDINGS (NEVADA), INC.



                          By: /s/ Timothy McIntyre
                              --------------------------------------------------
                              Name:  Timothy McIntyre
                              Title: President and Chief Executive Officer



Dated:  October 12, 2006